Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 12, 2025 with respect to the consolidated financial statements of TOYO Co., Ltd for the year ended December 31, 2024 included in the Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York

October 20, 2025